FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT, dated as of November 5, 2014 (this “Amendment”), to the Employment Agreement, dated as of June 12, 2013 (the “Agreement”), by and between Rand Logistics, Inc., a Delaware corporation (the “Company”), and Edward Levy (“Executive”).

WITNESSETH

WHEREAS, Section 10 of the Agreement provides that the Agreement may be amended in a writing signed by the Company and Executive;

WHEREAS, in addition to serving as the President of the Company, the Company desires Executive to assume the role and title of Chief Executive Officer;

WHEREAS, Executive desires to assume such additional role and title; and

WHEREAS, in connection with Executive assuming the additional role and title of Chief Executive Officer, the Company and Executive desire to amend the Agreement to reflect the changes set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

Section 1.                      Definitions.  Except as otherwise expressly provided herein, capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Agreement.

Section 2.                      Amendments to the Agreement.

Section 1.1 of the Agreement is hereby amended and restated to read as follows:

“Subject to the terms and conditions of this Agreement, during the Term of Employment (as hereinafter defined), the Company agrees to employ Executive as its President and Chief Executive Officer.  In such capacity, Executive shall report to the Company’s Board of Directors and shall have the customary powers, responsibilities and authority of executives holding such position in corporations of the size, type and nature of the Company, as it exists from time to time, and as may be otherwise mutually agreed to by Executive and the Company’s Board of Directors.”

Section 1.2 of the Agreement is hereby amended and restated to read as follows:

“Subject to the terms and conditions of this Agreement, Executive hereby accepts employment as President and Chief Executive Officer and agrees to devote a sufficient amount of his business time and efforts as is reasonably necessary to fulfill his obligations in such capacity. The Company acknowledges that Executive allocates his business time and attention among several business enterprises (including executive and other positions with such business enterprises), and in the future may allocate a portion of his business time and attention to additional business enterprises (including executive and other positions with such business enterprises).  Without limiting any of the Company’s rights under this Agreement, the Company agrees that, subject to Executive’s continued compliance with Section 12 hereof, Executive shall only be required to devote to the Company’s business and affairs such time as shall be necessary to fulfill his duties and responsibilities hereunder.  The Company acknowledges that the amount of business time and attention devoted by Executive to the business and affairs of the Company during his employment as President prior to the date hereof has been sufficient to fulfill such duties.”

Section 6.2(d)(iv) of the Agreement is hereby amended and restated to read as follows:

“any requirement that Executive report to any person other than the Board of Directors;”

Section 6.3(b)(iii) of the Agreement is hereby amended and restated to read as follows:

“Executive’s failure to follow and carry out the lawful instructions of the Board of Directors of the Company that are materially consistent with the terms of this Agreement and Executive’s duties as President and Chief Executive Officer; or”

Section 3.                      Governing Law.  This Amendment shall be construed, interpreted and governed in accordance with the laws of the State of New York, without reference to rules relating to conflicts of law.

Section 4.                      Counterparts.  This Amendment may be executed in two or more counterparts, each of which will be deemed an original. Delivery of an executed counterpart of a signature page to this Amendment in electronic (i.e. “pdf” or “tif”) format shall be as effective as delivery of a manually executed counterpart of this Amendment.

Section 5.                      Effect.  Except as otherwise provided herein, the provisions of the Agreement shall remain unmodified and in full force and effect, and each party shall continue to perform in accordance with the terms of the Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the day and year first above written.

RAND LOGISTICS, INC.

By:	/s/ Laurence Levy
Name:	Laurence Levy
Title:	Executive Vice Chairman

EXECUTIVE

/s/ Edward Levy
Edward Levy